                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series--26 (Connecticut, Florida, Maryland and New Jersey Trusts):

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-49287 of our opinion dated March 20, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 16, 1997